UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009

MANAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip Code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2009 we entered into a consulting agreement with Dr. Richard Schenz. In return for acting as a member of our board of directors, we have agreed to pay Dr. Schenz the following consideration:

(a)	U.S. $5,000 per quarter;

(b)

issue 500,000 stock options exercisable at $0.68 per share of common stock until November 21, 2018, and issue 500,000 stock options exercisable at $0.79 per share of common stock until November 21, 2018, vesting in 12 instalments, with the first instalment consisting of 46,196 shares, each of the second through the 11th instalments consisting of 83,334 shares and the 12th instalment consisting of 37,130 shares (with each instalment comprised of 50% $0.68 Options and 50% $0.79 Options);

(c)	reimburse any reasonable business expenses incurred in performing the duties of a member of the board of directors.

The agreement is in effect until terminated by either party in accordance with the terms of the agreement.

We issued the Options to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities

The information required by this Item 3.02 is included under Item 1.01 of this current report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information required by this Item 5.02 is included under Item 1.01 of this current report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On August 10, 2009, we announced that our 90% owned subsidiary, Somon Oil was granted a petroleum license in Tajikistan.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Consultancy Agreement dated November 21, 2008 with Dr. Richard Schenz

10.2	Non Statutory Stock Option Agreement dated August 10, 2009 with Dr. Richard Schenz ($0.68)

10.3	Non Statutory Stock Option Agreement dated August 10, 2009 with Dr. Richard Schenz ($0.79)

99.1	News Release dated August 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Ari Muljana
Ari Muljana
Chief Financial Officer
Dated: August 13, 2009